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                                                                   EXHIBIT 5.2

                           CONSENT OF AUDITORS

We consent to the incorporation by reference in the Registration Statement of Form F-10 of The Toronto-Dominion Bank and in the related short form base shelf prospectus of our report dated November 16, 2000 on the consolidated financial statements of The Toronto-Dominion Bank as at October 31, 2000 and 1999 and for the years then ended appearing in the Annual Report (Form 40-F) filed with the U.S. Securities and Exchange Commission.





December 12, 2002
Toronto, Canada                    Ernst & Young LLP                  KPMG LLP